Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of Ambarella, Inc. of our report dated July 11, 2012, except for the effects of the reverse stock split described in Note 16, as to which the date is September 12, 2012, relating to the financial statements of Ambarella, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

September 26, 2012